Exhibit 99.1
Horizon Offshore Announces Signing of Major Contract in Northeast U.S.
Houston — (March 7, 2007) — Horizon Offshore, Inc. (NasdaqGM: HOFF) (the “Company”) announced today that its subsidiary Horizon Offshore Contractors, Inc. signed a contract with Algonquin Gas Transmission, LLC, an affiliate of Spectra Energy Corp., to lay and bury 16 miles of 24” trunk line, two 18” lateral lines, along with the associated tie-ins and testing of the pipelines. These pipelines will service the Northeast Gateway Deepwater Port being constructed offshore Massachusetts. The work is expected to commence in May 2007 with completion expected by November 2007. The Company will utilize three of its vessels to perform this project: the Lone Star Horizon, Atlantic Horizon and Texas Horizon. The Company also stated that its current backlog is approximately $300 million.
About Horizon Offshore, Inc.
Horizon and its subsidiaries provide marine construction services for the offshore oil and gas and energy industries. The Company’s fleet is used to perform a wide range of marine construction activities, including installation and repair of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the factors described from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.
Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements often identified with words like “should”, “expects”, “believes”, “anticipates”, “may”, “could”, etc., contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

Contact:	Ron Mogel (713) 243-2753 Horizon Offshore, Inc.